UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021

NORDSON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	0-7977	34-0590250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28601 Clemens Road

Westlake, Ohio 44145

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 440-892-1580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares, without par value	NDSN	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, the Company’s Board of Directors recently elected two new members to the Board, John A. DeFord and Jennifer A. Parmentier who, as a matter of good governance, stood for election at the 2021 Annual Meeting and, as reported below, were elected by shareholders at the 2021 Annual Meeting to the class of directors whose terms expire in 2024. Further, the retirement of Directors Randolph W. Carson and Lee C. Banks effective November 24, 2020 and November 30, 2020, respectively, created vacancies in the class of directors whose terms expire in 2022. Immediately after the Annual Meeting, the Board reclassified John A. DeFord and Jennifer A. Parmentier to the class of directors whose terms expire in 2022 as of the date of the Annual Meeting to balance the number of members in each class to a minimum of three directors per class. Dr. DeFord and Ms. Parmentier will hold office until the expiration of the term of the 2022 class at the Company’s 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier death, resignation, or removal.

Additionally, following the 2021 Annual Meeting, (i) Michael J. Merriman, Jr. was re-elected as Chair of the Board, (ii) Mary G. Puma was appointed to and agreed to serve as Chair of the Governance & Nominating Committee, (iii) Victor L. Richey was appointed to and agreed to serve as Chair of the Compensation Committee; (iv) Frank M. Jaehnert was appointed to and agreed to serve as Chair of the Audit Committee; and (v) Arthur L. George, Jr. was appointed to serve on the Compensation Committee and will no longer serve as a member of the Audit Committee

A full list of the directors and the term expirations following the 2021 Annual Meeting and the reclassification of Dr. DeFord and Ms. Parmentier is as follows:

Board of Directors:	Term Expires:
John A. DeFord	2022
Jennifer A. Parmentier	2022
Victor L. Richey, Jr.	2022
Michael J. Merriman, Jr., Chair	2023
Sundaram Nagarajan	2023
Mary G. Puma	2023
Arthur L. George Jr.	2024
Frank M. Jaehnert	2024
Ginger M. Jones	2024

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2021 Annual Meeting held on March 2, 2021, 54,131,755 shares, of the 58,109,370 shares that were outstanding and entitled to vote (93.15%), were represented in person or by proxy and constituted a quorum. The final voting results for each of the proposals submitted to a vote of shareholders at the 2021 Annual Meeting are set forth below.

Proposal 1 – The Company’s shareholders elected John A. DeFord, Arthur L. George, Jr., Frank M. Jaehnert, Ginger M. Jones, and Jennifer A. Parmentier to the Board of Directors, each to serve until the 2024 annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. The votes were cast as follows:

	Votes For	Votes Withheld	Broker Non-Votes
John A. DeFord	51,206,476	342,818	2,582,461
Arthur L. George, Jr.	50,557,162	992,132	2,582,461
Frank M. Jaehnert	51,236,095	313,199	2,582,461
Ginger M. Jones	51,242,379	306,915	2,582,461
Jennifer A. Parmentier	51,157,697	391,597	2,582,461

Proposal 2 – The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2021. The votes were cast as follows:

For	Against	Abstain
52,680,466	1,413,617	37,672

Proposal 3 – The Company’s shareholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tabular and narrative disclosure included in the Proxy Statement for the 2021 Annual Meeting. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
49,440,423	1,998,101	110,770	2,582,461

Proposal 4 – The Company’s shareholders approved the Nordson Corporation 2021 Stock Incentive and Award Plan. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
50,012,538	1,496,943	39,813	2,582,461

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSON CORPORATION

Date: March 5, 2021	By:	/s/ Gina A. Beredo
Gina A. Beredo
Executive Vice President, General Counsel & Secretary